                                                                  Exhibit 10.369

                              AMENDED AND RESTATED

                           PURCHASE AND SALE AGREEMENT


                          LINCOLN PARK SHOPPING CENTER
                                  DALLAS, TEXAS


                                     BETWEEN

                              NORTH LINCPARK, LTD.,
                                    AS SELLER

                                       AND

                      INLAND REAL ESTATE ACQUISITIONS, INC.
                                  AS PURCHASER


                                 AUGUST 6, 2004

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                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
1. The Property.......................................................................................1
1.1 Description.......................................................................................1
1.2 "As-Is" Purchase..................................................................................2
1.3 Agreement to Convey...............................................................................3
2. Price and Payment..................................................................................4
2.1 Purchase Price....................................................................................4
2.2 Payment...........................................................................................4
2.3 Closing...........................................................................................4
3. Inspections and Approvals..........................................................................5
3.1 Inspections.......................................................................................5
3.2 Title and Survey..................................................................................7
3.3 Contracts.........................................................................................8
3.4 Permitted Encumbrances............................................................................8
3.5 Purchaser's Right to Terminate....................................................................9
3.6 Delivery of Title Policy at Closing...............................................................9
4. Seller's Covenants For Period Prior to Closing.....................................................9
4.1 Insurance.........................................................................................9
4.2 Operation.........................................................................................9
4.3 New Contracts....................................................................................10
4.4 New Leases.......................................................................................10
4.5 Listing and Other Offers.........................................................................10
4.6 Tenant Estoppels.................................................................................10
5. Representations and Warranties....................................................................10
5.1 By Seller........................................................................................10
5.2 By Purchaser.....................................................................................11
5.3 Brokers..........................................................................................12
6. Costs and Prorations..............................................................................12
6.1 Purchaser's Costs................................................................................12
6.2 Seller's Costs...................................................................................13
6.3 Prorations.......................................................................................13
6.4 Taxes............................................................................................13
6.5 In General.......................................................................................14
6.6 Purpose and Intent...............................................................................14

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                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
7. Damage, Destruction or Condemnation...............................................................14
7.1 Material Event...................................................................................14
7.2 Immaterial Event................................................................................,14
7.3 Termination and Return of Deposit................................................................14
8. Notices...........................................................................................14
9. Closing and Escrow................................................................................14
9.1 Escrow Instructions..............................................................................14
9.2 Seller's Deliveries..............................................................................14
9.3 Purchaser's Deliveries...........................................................................14
9.4 Possession.......................................................................................14
9.5 Insurance........................................................................................14
9.6 Notice Letters...................................................................................14
9.7 Post-Closing Collections.........................................................................14
10. Default; Failure of Condition....................................................................14
10.1 Purchaser Default...............................................................................14
10.2 Seller Default..................................................................................14
10.3 Failure of Condition............................................................................14
10.4 Breach..........................................................................................14
11. Miscellaneous....................................................................................14
11.1 Entire Agreement................................................................................14
11.2 Severability....................................................................................14
11.3 Applicable Law..................................................................................14
11.4 Assignability...................................................................................14
11.5 Successors Bound................................................................................14
11.6 INTENTIONALLY DELETED...........................................................................19
11.7 No Public Disclosure............................................................................14
11.8 Captions........................................................................................14
11.9 Attorneys' Fees.................................................................................14
11.10 No Partnership.................................................................................14
11.11 Time of Essence................................................................................14
11.12 Counterparts...................................................................................14
11.13 Recordation....................................................................................14
11.14 Proper Execution...............................................................................14

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                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
11.15 Tax Protest....................................................................................14
11.16 Survival and Limitation of Representations and Warranties;
      Seller's Knowledge.............................................................................14
11.17 Time to Execute and Deliver....................................................................14
11.18 No Processing..................................................................................14
11.19 Calculation of Time Periods....................................................................14
11.20 INTENTIONALLY DELETED..........................................................................14
11.21 Limitation of Liability........................................................................14
11.22 Management Agreement...........................................................................21
11.23 Effective Date.................................................................................21

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                                LIST OF EXHIBITS

Exhibit 1.1.1         Legal Description
Exhibit 1.1.3         Inventory of Personal Property
Exhibit 1.1.6         Schedule of Leases
Exhibit 3.3           Schedule of Contracts
Exhibit 3.3.1         Lincoln Park Shopping Center Due Diligence Items
Exhibit 4.6           Form of Tenant Estoppel Certificate
Exhibit 9.2.1         Form of Special Warranty Deed
Exhibit 9.2.2         Form of Bill of Sale
Exhibit 9.2.3         Form of Assignment and Assumption of Leases
Exhibit 9.2.4         Form of Assignment and Assumption of Contracts
Exhibit 9.2.7         Form of Affidavit Pursuant to Foreign Investment and Real
                      Property Tax Act
Exhibit 9.2.9         Form of Tenant Notice Letter
Exhibit 9.2.11        Form of KPMG Audit Letter
Exhibit 9.3           ERISA Certificate
Exhibit 11.22         Management and Leasing Agreement Business Terms

                                   TERM SHEET

PURCHASER:                  INLAND REAL ESTATE ACQUISITIONS, INC.

NOTICE ADDRESS:             2901 Butterfield Road
                            Oakbrook, Illinois 60523
                            Attention: Matthew Tice/G. Joseph Cosenza
                            Phone:      (630) 218-4948
                            Fax:        (630) 218-4935

With a copy to:             THE INLAND REAL ESTATE GROUP, INC.
                            2091 Butterfield Road
                            Oakbrook, Illinois 60523
                            Attention: Dennis K. Holland, Esq.
                            Phone:      (630) 218-8000
                            Fax:        (630) 218-4900

SELLER:                     NORTH LINCPARK, LTD.

NOTICE ADDRESS:             3300 Lincoln Plaza
                            500 North Akard
                            Dallas, Texas 75201
                            Attention: Robert Dozier/Gregory S. Courtwright
                            Phone:      (214) 740-3300
                            Fax:        (214) 740-3447

With a copy to:             c/o Invesco Real Estate
                            5400 LBJ Freeway, Suite 700
                            Dallas, Texas 75240
                            Attention: Ronald L. Ragsdale
                            Phone:      (972) 715-7400
                            Fax:        (972) 715-5811

With a copy to:             Stutzman, Bromberg, Esserman & Plifka
                            2323 Bryan Street, Suite 2200
                            Dallas, Texas 75201
                            Attention: John J. Reoch, Jr.
                            Phone:      (214) 969-4901
                            Fax:        (214) 969-4999

PROPERTY:                   Lincoln Park Shopping Center
                            Northwest Highway
                            Dallas, Texas

PURCHASE PRICE:             $47,550,000 [As such may be reduced in
                                         accordance with Section 2.1]

APPROVAL DATE:              September 7, 2004

CLOSING DATE:               September 7, 2004

                                                    Lincoln Park Shopping Center

                              AMENDED AND RESTATED
                           PURCHASE AND SALE AGREEMENT

      THIS AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (the "AGREEMENT"), dated as of the 6th day of August, 2004 (the "EFFECTIVE DATE"), is made by and between NORTH LINCPARK, LTD., a Texas limited partnership ("SELLER"), and INLAND REAL ESTATE ACQUISITIONS, INC., or nominee ("PURCHASER").

      Purchaser and Seller entered into that certain Purchase and Sale Agreement dated as of the 6th day of August, 2004 concerning the Property (the "INITIAL PURCHASE AND SALE AGREEMENT") and Purchaser and Seller desire to amend and restate the Initial Purchase and Sale Agreement in its entirety.

                                    RECITALS:

      Seller desires to sell certain improved real property commonly known as Lincoln Park Shopping Center located on Northwest Highway at Central Expressway, in the City of Dallas, Dallas County, Texas, along with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property.

      NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

      This Amended and Restated Purchase and Sale Agreement supercedes and restates in its entirety the Initial Purchase Agreement, such that the Initial Purchase Agreement shall be of no force and effect.

1.    THE PROPERTY.

      1.1 DESCRIPTION. Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Purchaser agrees to purchase and acquire the following (collectively, the "PROPERTY"):

            1.1.1 Certain land (the "LAND") located in the City of Dallas, Dallas County, Texas and more specifically described in EXHIBIT 1.1.1 attached hereto;

            1.1.2 The buildings, structures, parking areas, other improvements and fixtures now situated on the Land (the "IMPROVEMENTS");

            1.1.3 All furniture, personal property, furnishings, machinery, apparatus, appliances and equipment owned by Seller and currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon (collectively, the "PERSONAL PROPERTY"), and generally described on EXHIBIT 1.1.3 attached hereto. The Personal Property to be conveyed is subject to depletions, replacements and additions in the ordinary course of Seller's business;

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            1.1.4   All of Seller's right, title, and interest in and to all
      easements, hereditaments, and appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land, if any;

            1.1.5 All of Seller's right, title, and interest in and to any street or road abutting the Land to the center lines thereof;

            1.1.6 All of Seller's right, title, and interest in and to all tenant leases or occupancy agreements in effect on the date of this Agreement that affect all or any portion of the Land (together with all amendments and modifications thereto, the "LEASES") which are identified on the Schedule of Leases (herein so called) attached hereto as EXHIBIT 1.1.6, and any new Leases or Lease Modification (herein, a "LEASE MODIFICATION") entered into pursuant to SECTION 4.4, which as of the Closing (as hereinafter defined) affect all or any portion of the Land or Improvements, and any security deposits actually held by Seller with respect to any such Leases;

            1.1.7 Subject to SECTION 3.3, all of Seller's right, title, and interest in and to all the contracts and agreements relating to the operation or maintenance of the Land, Improvements or Personal Property that are listed on SCHEDULE 3.3 (the "CONTRACTS"), the terms of which extend beyond midnight of the day preceding the Closing Date (as hereinafter defined);

            1.1.8 All of Seller's right, title, and interest in and to the name "Lincoln Park Shopping Center";

            1.1.9 All of Seller's right, title, and interest in and to all licenses, franchises, and permits issued to Seller and relating to the ownership and operation of the Property, to the extent assignable (the "PERMITS");

            1.1.10 To the extent assignable, all of Seller's right, title, and interest in and to all presently effective warranties and guaranties (the "WARRANTIES") in favor of Seller relating to the construction and operation of the Improvements or Personal Property; and

            1.1.11 To the extent assignable and to the extent Seller has any right to assign or transfer the same, all of Seller's right, title, and interest in and to all building plans and specifications and site plans pertaining to the Property which are in Seller's possession.

      1.2 "AS-IS" PURCHASE. Except as specifically set forth in this Agreement, the Property is being sold in an "AS IS, WHERE IS" condition and "WITH ALL FAULTS" as of the date of this Agreement and of Closing. Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent, attorney or representative acting or purporting to act on behalf of Seller as to (i) the condition or state of repair of the Property; (ii) the compliance or non-compliance of the Property with any applicable laws, regulations or ordinances (including, without limitation, any applicable zoning, building or development codes); (iii) the value, expense of operation, or income potential of the Property; (iv) any other fact or condition which has or might affect the Property or the condition, state of repair, compliance, value, expense of operation or income potential of the Property or any portion thereof; or (v) whether the Property contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this

Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for full investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto.

            Purchaser waives its right to recover from, and forever releases and discharges Seller, Seller's affiliates. Seller's investment advisor and manager, the partners, trustees, shareholders, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "RELEASEES") from any and all demands, claims (including, without limitation, causes of action in tort), legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, "CLAIMS"), that may arise on account of or in any way be connected with the Property, the physical condition thereof, or any law or regulation applicable thereto (including, without limitation, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 6901, ET SEQ.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, ET SEQ.), the Clean Water Act (33 U.S.C. Section 1251, ET SEQ.), the Safe Drinking Water Act (49 U.S.C. Section 1801, ET SEQ.), the Hazardous Transportation Act (42 U.S.C.
Section 6901, ET SEQ.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, ET SEQ.). Without limiting the foregoing, Purchaser, upon closing, shall be deemed to have waived, relinquished and released Seller and all other Releasees from any and all Claims, matters arising out of latent or patent defects or physical conditions, violations of applicable laws (including, without limitation, any environmental laws) and any and all other acts, omissions, events, circumstances or matters affecting the Property. As part of the provisions of this SECTION 1.2, but not as a limitation thereon. Purchaser hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed, and Purchaser hereby waives any and all rights and benefits which it now has, or in the future may have conferred upon it, by virtue of the provisions of federal, state or local law, rules and regulations. Purchaser agrees that should any cleanup, remediation or removal of hazardous substances or other environmental conditions on or about the Property be required after the date of Closing, such clean-up, removal or remediation shall not be the responsibility of Seller. Provided, however, Seller agrees that Purchaser may join Seller in any action brought by a governmental entity against Purchaser based on (x) environmental conditions existing subsequent to Seller's acquisition of the Property and prior to Closing in violation of environmental laws existing on the date of Closing, or (y) violations of environmental laws (existing on the date of Closing) at the Property occurring subsequent to Seller's acquisition of the Property and prior to Closing. Nothing herein shall limit, impair or otherwise affect any rights of Purchaser against parties unrelated to Seller arising under any contract or other right assigned to Purchaser by Seller pursuant to this Agreement.

            To the extent now or hereafter applicable, each party hereby waives its rights, if any, under the Deceptive Trade Practices - Consumer Protection Act, Section 17.41 ET SEQ., Texas Business & Commerce Code, a law that gives consumers special rights and protections. After consultation with an attorney of its own selection, each party voluntarily consents to this waiver.

      1.3 AGREEMENT TO CONVEY. Seller agrees to convey, and Purchaser agrees to accept, title to the Land and Improvements by Special Warranty Deed in the condition described in SECTION 3.4 and title to the Personal Property, Permits, Warranties, the name Lincoln Park

Shopping Center, by Bill of Sale, without warranty as to the title or the condition of such personalty.

2.    PRICE AND PAYMENT.

      2.1 PURCHASE PRICE. The purchase price for the Property (the "PURCHASE PRICE") is FORTY SEVEN MILLION FIVE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($47,550,000.00) US; provided, however, the Purchase Price shall be reduced dollar for dollar by the amount, if any, by which (i) $850,000.00 exceeds (ii) amounts incurred and paid by Seller for prepayment costs and penalties associated with the retirement of that certain financing secured by that certain Deed of Trust, Mortgage and Security Agreement dated December 18, 1998 in favor of Nationwide Life Insurance Company encumbering the Property.

      2.2 PAYMENT. Payment of the Purchase Price is to be made in cash as follows:

            2.2.1 Purchaser shall make an earnest money deposit with the Title Company of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the "DEPOSIT") on or before the earlier to occur of (i) that certain date that occurs two (2) business days after the Effective Date, or (ii) August 10, 2004.

            2.2.2 The Deposit will be placed with and held in escrow by Republic Title of Texas, Inc. as agent for First American Title Insurance Company at 2626 Howell Street, 10th Floor, Dallas, Texas 75204, Attention:
      Janine Barber (Telephone: 214-855-8863; Fax: 214-855-8889; E-mail:
      jbarber@republictitle.com) (the "TITLE COMPANY"), in immediately available funds in an interest-bearing account at a mutually acceptable banking institution. Any interest earned by the Deposit shall be considered as part of the Deposit. Except as otherwise provided in this Agreement, the Deposit will be applied to the Purchase Price at Closing.

            2.2.3 Prior to or contemporaneous with the execution hereof by Purchaser and Seller, Purchaser has paid to Seller ONE HUNDRED AND NO/100 DOLLARS ($100.00) (the "INDEPENDENT CONTRACT CONSIDERATION"), which amount Seller and Purchaser bargained for and agreed to as consideration for Seller's execution and delivery of this Agreement. The Independent Contract Consideration is non-refundable and in addition to any other payment or deposit required by this Agreement, and Seller shall retain the Independent Contract Consideration notwithstanding any other provision of this Agreement to the contrary.

            2.2.4 At Closing, Purchaser shall pay Seller the balance of the Purchase Price, subject to adjustment for the prorations as provided herein, to the Title Company for disbursement to Seller via wire transfer in immediately available funds.

      2.3 CLOSING. Payment of the Purchase Price, the delivery of the items required to be delivered by Section 9 hereof, and the closing hereunder (the "CLOSING") will take place pursuant to an escrow closing on the Approval Date, or such earlier date as may be agreed upon by Seller and Purchaser (the "CLOSING DATE"). The Closing will take place at the offices of the Title Company at 10:00 a.m. local Dallas time or at such other time and place as may be agreed upon in writing by Seller and Purchaser. Closing shall occur through an escrow with the Title Company. Funds shall be deposited into and held by the Title Company in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Title Company to immediately

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record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

3.    INSPECTIONS AND APPROVALS.

      3.1   INSPECTIONS.

            3.1.1 Commencing on the Effective Date through the date which occurs thirty (30) days after the Effective Date (such date is referred to herein as the "APPROVAL Date"). Seller agrees to allow Purchaser and Purchaser's engineers, architects, employees, contractors, agents and representatives ("PURCHASER'S AGENTS") reasonable access, during normal business hours, to the Property and to the records, if any, maintained for Seller by Seller's property management company during normal business hours. Such access shall be solely for the purposes of (i) reviewing Leases and contracts and any records relating thereto; (ii) reviewing records relating to the income and operating expenses; and (iii) inspecting the physical condition of the Property and conducting non-intrusive physical or environmental inspections of the Property. Purchaser shall not conduct or allow any physically intrusive testing of, on or under the Property without first obtaining Seller's written consent as to the timing and scope of work to be performed and entering into an access agreement in form and substance satisfactory to Seller. Purchaser's breach of the foregoing prohibition shall entitle Seller, at its option, immediately and without the notice or cure period provided in SECTION 11.6 hereof, to declare this Agreement to be terminated and to retain the Deposit as liquidated damages. Prior to execution of this Agreement, Seller has delivered to Purchaser and Purchaser acknowledges receipt of the items described on SCHEDULE 3.3.1 hereof (the "DUE DILIGENCE DOCUMENTS").

            3.1.2 Purchaser agrees that, in making any non-intrusive physical or environmental inspections of the Property. Purchaser and all of Purchaser's Agents entering onto the Property shall carry not less than Two Million Dollars ($2,000,000) comprehensive general liability insurance insuring all activity and conduct of Purchaser and such representatives while exercising such right of access and naming Seller, Lincoln Property Company Commercial, Inc., LPC Park Limited Partnership ("LPC PARK"), and Invesco Real Estate, a division of INVESCO Institutional (N.A.), Inc. ("INVESCO"), as additional insureds. Purchaser represents and warrants that it carries not less than Two Million Dollars ($2,000,000) commercial general liability insurance with contractual liability endorsement which insures Purchaser's indemnity obligations hereunder, and will provide Seller with written evidence of same prior to entry on the Property.

            3.1.3 Purchaser agrees that in exercising its right of access hereunder, Purchaser will use and will cause Purchaser's Agents to use commercially reasonable efforts not to unreasonably interfere with the activities of tenants or any persons occupying or providing service at the Property. Purchaser shall, at least one (1) business day prior to inspection, give Robert Dozier and Gregory S. Courtwright, on behalf of Seller, written notice (by email, facsimile, or U.S. Mail) of its intention to conduct any inspections, so that Seller shall have an opportunity to have a representative present during any such inspection, and Seller expressly reserves the right to have such a representative present, including, but not limited to, any discussion with any tenants. Purchaser agrees to cooperate with any reasonable request by Seller in connection with the timing of any such inspection. Except for a termination resulting from a default by Seller under this Agreement, Purchaser agrees (which agreement shall survive Closing or termination of this Agreement) to provide Seller with a copy of any third-party environmental or engineering reports prepared for and received by Purchaser pertaining to the Property.

            3.1.4 Unless Seller specifically and expressly otherwise agrees in writing or Purchaser is required by law to make any such disclosure (in which event Purchaser shall immediately notify Seller), Purchaser agrees that (a) the results of all third party inspections, analyses, studies and similar reports relating to the Property prepared for Purchaser utilizing any information acquired in whole or in part through the exercise of Purchaser's inspection rights; and (b) all information (the "PROPRIETARY INFORMATION") regarding the Property of whatsoever nature made available to Purchaser by Seller or Seller's agents or representatives is confidential and shall not be disclosed to any other person except those assisting Purchaser with the transaction, including Purchaser's lenders, accountants, investors, attorneys and other professionals and consultants in connection with the transaction described herein, without Seller's prior written consent but with the understanding by such persons that such information is confidential as set forth herein. Purchaser agrees not to use or allow to be used any such information for any purpose other than to determine whether to proceed with the contemplated purchase, or if same is consummated, in connection with the operation of the Property post-Closing. Further, if the purchase and sale contemplated hereby fails to close for any reason whatsoever, other than a default by Seller, Purchaser agrees to return to Seller, or cause to be returned to Seller, all Proprietary Information. Notwithstanding any other term of this Agreement, the provisions of this SECTION 3.1.4 shall survive Closing or the termination of this Agreement. Notwithstanding the foregoing, (AA) Purchaser shall be permitted to disclose the Proprietary Information and any information obtained pursuant to clause (a) of this Section 3.1.4: (i) to any governmental authority, if required by any law, or (ii) pursuant to the order of any court of competent jurisdiction requiring such disclosure; (BB) the Propriety Information and any information obtained pursuant to clause (a) of this Section 3.1.4 shall not be deemed to include any information that is a matter of public record, information that can readily be obtained in the marketplace, is generally known to industry experts, or is disclosed by Seller and is not subject to a confidentiality agreement.

            3.1.5 Purchaser shall, at its cost and expense, promptly restore any physical damage or alteration of the physical condition of the Property which results from any inspections conducted by or on behalf of Purchaser. All inspections shall be conducted at Purchaser's sole cost and expense and in strict accordance with all requirements of applicable law.

            3.1.6 Except as specifically set forth in this Agreement, Seller makes no representations or warranties as to the truth, accuracy, completeness, methodology of preparation or otherwise concerning any engineering or environmental reports or any other materials, data or other information supplied to Purchaser in connection with Purchaser's inspection of the Property (e.g., that such materials are complete, accurate or the final version thereof, or that such materials are all of such materials as are in Seller's possession). It is the parties' express understanding and agreement that any materials which Purchaser is allowed to review are provided only for Purchaser's convenience in making its own examination and determination prior to the Approval Date as to whether it wishes to purchase the Property, and, in doing so, Purchaser shall rely

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      on its own independent investigation and evaluation of every aspect of the
      Property and not on any materials supplied by Seller. Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its inspection.

            3.1.7 PURCHASER AGREES (WHICH AGREEMENT SHALL SURVIVE CLOSING OR TERMINATION OF THIS AGREEMENT) TO INDEMNIFY, DEFEND, AND HOLD SELLER, INVESCO, LPC PARK, AND LINCOLN PROPERTY COMPANY FREE AND HARMLESS FROM ANY LOSS, INJURY, DAMAGE, CLAIM, LIEN, COST OR EXPENSE, INCLUDING ATTORNEYS' FEES AND COSTS, ARISING OUT OF A BREACH OF THE FOREGOING AGREEMENTS BY PURCHASER IN CONNECTION WITH THE INSPECTION OF THE PROPERTY, OR OTHERWISE FROM THE EXERCISE BY PURCHASER OR PURCHASER'S AGENTS OF THE RIGHT OF ACCESS UNDER THIS SECTION 3.1 (COLLECTIVELY, "PURCHASER'S INDEMNITY OBLIGATIONS"). THIS SECTION 3.1.7 SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT.

            3.1.8 Purchaser shall keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Purchaser or Purchaser's Agents with respect to any inspection or testing of the Property. If any such lien shall at any time be filed, Purchaser shall cause the same to be discharged of record within fifteen (15) days thereafter by satisfying the same or, if Purchaser, in its discretion and in good faith determines that such lien should be contested, by recording a bond. Failure by Purchaser to discharge such lien shall be a material breach of this Agreement and shall entitle Seller, at its option, immediately and without the notice or cure period provided in SECTION 11.6 hereof, to declare this Agreement to be terminated and to retain the Deposit as liquidated damages.

            3.1.9 Purchaser understands that any financial statements and data, including, without limitation, gross rental income, operating expenses and cash flow statements, which may be made available by Seller to Purchaser, will be unaudited financial statements and data not prepared or reviewed by independent public accountants, and that Seller makes no representation as to the accuracy or completeness thereof.

      3.2   TITLE AND SURVEY.

            3.2.1 TITLE. Seller shall cause Title Company to provide Purchaser with a title insurance commitment (the "COMMITMENT") for an Owner's Policy of Title Insurance from Title Company containing comprehensive, access, survey and contiguity endorsements (the "SPECIAL ENDORSEMENTS"), covering the Real Property, together with a copy of all instruments reflected as exceptions set forth therein, within ten (10) days of the Effective Date. Purchaser shall have until ten (10) days prior to the Approval Date (the "TITLE NOTICE DATE") to provide written notice to Seller of any matters shown by the Title Commitment or Survey (as defined hereinafter) which are not satisfactory to Purchaser, which notice (the "TITLE NOTICE") must specify the reason such matter(s) are not satisfactory and the curative steps necessary to remove the objections stated in the Title Notice.

            3.2.2 SURVEY. During the Inspection Period, Seller, at its sole cost and expense, shall cause an ALTA/ACSM Land Title Survey of the Property (the "SURVEY") to be prepared by a surveyor reasonably acceptable to Purchaser, Seller and the Title Company. The Survey shall be certified to Purchaser, Seller, the Title Company and any other parties reasonably requested by such parties. If the Survey reveals any matter, which is not satisfactory to Purchaser, Purchaser shall deliver notice (the "SURVEY NOTICE") to Seller within five (5) business days of receipt of the Survey which shall specify the objection (the objections stated in the Title Notice and the Survey Notice are herein collectively called the "TITLE OBJECTIONS"). The parties shall then have until the Approval Date, as hereinafter defined (the "CURE DATE") to make such arrangements or take such steps as they shall mutually agree to satisfy the Title Objections; provided, however, that Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any Title Objections, and Seller shall not be deemed to have any obligation to cure unless Seller expressly undertakes such an obligation by a written notice to or written agreement with Purchaser given or entered into on or prior to the Closing Date and which recites that it is in response to a Title Notice and/or a Survey Notice. Purchaser's sole right with respect to any Title Objection shall be to elect on or before the Cure Date to terminate this Agreement (other than those obligations that survive the Closing or termination of this Agreement; herein called the "SURVIVING OBLIGATIONS") and to receive a refund of the Deposit. All matters shown on the Title Commitment and/or Survey with respect to which Purchaser fails to give a Title Notice or a Survey Notice on or before the last date for so doing, or with respect to which a timely Title Notice is given but Seller fails to undertake an express obligation to cure as provided above, shall be deemed to be approved by Purchaser and a "PERMITTED ENCUMBRANCE" as provided in SECTION 3,4 hereof, subject, however, to Purchaser's termination right provided in SECTION 3.5 hereof.

      3.3 CONTRACTS. On or before the Approval Date, Purchaser shall notify Seller in writing if Purchaser elects not to assume at Closing any of the Contracts. If Purchaser does not exercise its right to terminate this Agreement on or before the Approval Date, Seller shall give notice of termination of such disapproved Contract(s); provided, if by the terms of the disapproved Contract Seller has no right to terminate same on or prior to Closing, or if any fee or other compensation is due thereunder as a result of such termination. Purchaser shall be required at Closing to assume all obligations thereunder until the effective date of the termination and to assume the obligation to pay or to reimburse Seller for the payment of the termination charge.

      3.4 PERMITTED ENCUMBRANCES. Unless Purchaser terminates this Agreement pursuant to an express right of termination in favor of Purchaser set forth herein. Purchaser shall be deemed to have approved and to have agreed to purchase the Property subject to the following:

            3.4.1 All exceptions to title shown in the Title Commitment or matters shown on the Survey which Purchaser has approved or is deemed to have approved pursuant to SECTION 3.2 hereof;

            3.4.2 All Contracts and Leases which Purchaser has approved or is deemed to have approved pursuant to SECTIONS 3.3, 4.3 and 4.4 hereof;

            3.4.3 The lien of non-delinquent real and personal property taxes and assessments;

            3.4.4 Rights of parties in possession pursuant to the Leases and Contracts;

            3.4.5 Discrepancies, conflicts in boundary lines, shortages in area, encroachments, and any state of facts which an inspection of the premises would disclose and which are not shown by the public records; and

            3.4.6 Rights of vendors and holders of security interests on personal property installed upon the Property by tenants and rights of tenants to remove trade fixtures at the expiration of the term of the leases of tenants.

All of the foregoing are referred to herein collectively as "PERMITTED ENCUMBRANCES." Notwithstanding the foregoing, at Closing Seller shall pay off and discharge all liens and encumbrances relating to Seller's existing mortgage loan from Nationwide Life Insurance Company and any other mortgage lien or lien for borrowed money in favor of any party claiming by, through or under Seller.

      3.5 PURCHASER'S RIGHT TO TERMINATE. If, as a result of its various investigations, Purchaser determines, in its sole and absolute discretion, or for no reason whatsoever, that the Property is not a suitable investment for its purposes, Purchaser shall have the right by giving Seller written notice (the "TERMINATION NOTICE") on or before the Approval Date to terminate this Agreement, except for the Surviving Obligations. If the Termination Notice is timely given, Seller shall direct the Title Company to immediately return the Deposit to Purchaser by wire transfer of immediately available funds and neither party shall have any further liability hereunder except for the Surviving Obligations. If the Termination Notice is not given, Purchaser shall have no further right to terminate this Agreement except as expressly provided in this Agreement.

      3.6 DELIVERY OF TITLE POLICY. Title Company shall deliver to Purchaser at Closing an Owner Policy of Title Insurance containing the Special Endorsements, in the form promulgated by the Texas Department of Insurance (the "TITLE POLICY") issued by the Title Company as of the date and time of the recording of the Deed, in the amount of the Purchase Price, insuring Purchaser as owner of indefeasible fee simple title to the Property, and subject only to the Permitted Exceptions. Seller shall execute at Closing an affidavit in such form as the Title Company shall reasonably require for the issuance of the Title Policy (but not additional matters required for any endorsements required by Purchaser). The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly-executed "marked-up" Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the "marked-up" Title Commitment promptly after the Closing Date.

4.    SELLER'S COVENANTS FOR PERIOD PRIOR TO CLOSING.

      Until Closing, Seller or Seller's agent shall;

      4.1 INSURANCE. Keep the Property insured under its current policies against fire and other hazards covered by extended coverage endorsement and commercial general liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property.

      4.2 OPERATION. Operate and maintain the Property substantially in accordance with Seller's past practices with respect to the Property, normal wear and tear excepted, provided that in the event of any loss or damage to the Property as described in SECTION 7, Seller shall have an obligation to Purchaser to repair the Property only as provided in SECTION 7.

      4.3 NEW CONTRACTS. Enter into only those third-party service contracts that are necessary to carry out its obligations under SECTION 4.2 and which shall be cancelable on thirty (30) days written notice at no cost to Purchaser. If Seller enters into any such contract, it shall promptly provide written notice thereof to Purchaser and unless Purchaser, within five (5) business days thereafter, notifies Seller in writing of its intention to not assume such contract, it shall be treated as a contract approved by Purchaser under SECTION
3.3 hereof.

      4.4 NEW LEASES. Seller may continue to execute new leases, Lease Modifications or amend, terminate or accept the surrender of any existing tenancies or approve any subleases without the prior consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

      4.5 LISTING AND OTHER OFFERS. From the date hereof until the earlier of termination of this Agreement or the Closing Date set forth herein Seller will not list the Property with any Broker or otherwise solicit or make or accept any offers to sell the Property or enter into any contracts or agreements regarding any disposition of all or any portion of the Property or any interest therein.

      4.6 TENANT ESTOPPELS. Purchaser shall have received Tenant estoppel certificates in substantially the form attached hereto as EXHIBIT 4.6 (or, if different, the form required by the applicable Lease or delivered to Seller prior to Seller's acquisition of the Property) from tenants who lease, in the aggregate, at least seventy-five percent (75%) of the Tenants in the Property in substantially the same form as Seller received from such tenants when Seller acquired the Property (the "TENANT ESTOPPEL CERTIFICATES"). Seller shall provide Purchaser with copies of the Tenant Estoppel Certificates prepared by Seller for Purchaser's review and comment before delivering the completed Tenant Estoppel Certificates to the Tenants and the completed Tenant Estoppel Certificates shall be deemed approved by Purchaser on the expiration of one (1) business day following such delivery unless Purchaser provides Seller in writing any comments to, or objections concerning the substance of the completed Tenant Estoppel Certificate to be delivered to the Tenants under the Leases. In no event shall Seller be obligated to deliver updates to any of the Tenant Estoppel Certificates. Seller will deliver Purchaser copies of the signed Tenant Estoppel Certificates promptly following Seller's receipt thereof. Purchaser agrees not to unreasonably object to or withhold Purchaser's consent to any alternate estoppel form or changes made by any tenant to the form attached hereto. If Purchaser fails to furnish Seller with a written notice of disapproval (which notice, in order to be effective, must include Purchaser's specific objections), within two (2) business days from the date of Seller's delivery thereof, such Tenant Estoppel Certificate will be deemed approved by Purchaser.

5.    REPRESENTATIONS AND WARRANTIES.

      5.1   BY SELLER. Seller represents and warrants to Purchaser as follows:

            5.1.1 Seller is a limited partnership duly organized and validly existing under the laws of the State of Texas, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its articles of incorporation or bylaws.

            5.1.2 To the best of Seller's knowledge, performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of any lien or encumbrance upon the Property under, any agreement to which Seller is a party.

            5.1.3 To the best of Seller's knowledge, except as set forth in the Due Diligence Documents, there is no existing or pending litigation with respect to the Property nor have any such actions, suits, proceedings or claims been threatened or asserted, which could have an adverse effect on the Property or Seller's ability to consummate the transactions contemplated hereby;

            5.1.4 To the best of Seller's knowledge, the list of Contracts to be delivered to Purchaser pursuant to this Agreement will be true, correct and complete as of the date of delivery;

            5.1.5 Seller is not a "foreign person" within the meaning of Sections 1445 and 7701 the Internal Revenue Code of 1986, as amended (hereinafter, the "CODE"); and

            5.1.6 To the best of Seller's knowledge, except for those tenants in possession of the Real Property under Leases as shown in the Schedule of Leases attached hereto as EXHIBIT 1.1.6, there are no parties in possession of, or claiming any possession to, any portion of the Land and Improvements.

            5.1.7 The rent roll delivered by Seller to Purchaser is the rent roll prepared on a monthly basis by Seller in the ordinary course of its business, but such rent roll has not been audited by Seller.

            5.1.8 The Leases made available to Purchaser at the Property are the true leases or rental agreements for the units at the Property and the only leases or rental agreements for the units at the Property.

            5.1.9 To the best of Seller's knowledge, Seller has not received any written notice from any governmental authority that the Property is in violation of applicable laws, which has not be remedied.

            5.1.10 To the best of Seller's knowledge, Seller has not received any written notice from any governmental authority with respect to the presence of hazardous materials located at, on or under the Property in violation of applicable laws.

            5.1.11 No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Seller.

      5.2 BY PURCHASER. Purchaser represents and warrants to Seller as follows:

            5.2.1 Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Illinois, (and at Closing will be authorized to do business in the State of Texas), has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its organizational documents.

            5.2.2 Purchaser is acting as principal in this transaction with authority to close the transaction.

            5.2.3 No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Purchaser.

            5.2.4 Unless otherwise disclosed to Seller in writing, neither Purchaser nor any affiliate of or principal in Purchaser is other than a citizen of, or partnership, corporation or other form of legal person domesticated in, the United States of America.

            5.2.5 Purchaser will not use the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and covered under Title I, Part 4 of ERISA or
      Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance or discharge of its obligations hereunder, including the acquisition of the Property. Purchaser shall not assign its interest hereunder to any person or entity which does not expressly make this covenant and warranty for the benefit of Seller.

      5.3 BROKERS. Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with the Agreement or the sale of the Property. Seller and Purchaser agree that each will indemnify, defend and hold the other free and harmless from the claims of any broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser, respectively, or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property. The terms and provisions of this paragraph shall survive Closing hereunder.

6.    COSTS AND PRORATIONS.

      6.1 PURCHASER'S COSTS. Purchaser shall pay the following costs of closing this transaction:

            6.1.1 The fees and disbursements of its counsel, inspecting architect and engineer and any other consultants engaged by Purchaser, if any;

            6.1.2 Any and all sales or use taxes relating to the transfer of personal property to Purchaser;

            6.1.3   INTENTIONALLY DELETED.

            6.1.4 The cost of any premium charges over and above $122,462.00 for basic title insurance coverage for the Title Policy;

            6.1.5   Any and all recording fees for the Deed;

            6.1.6   One-half of any and all escrow fees;

            6.1.7 Any other expense(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property or closing this transaction; and

            6.1.8 A reimbursable commission fee of $6,375.00 payable to Seller.

      6.2 SELLER'S COSTS. Seller shall pay the following costs of closing this transaction:

            6.2.1   The fees and disbursements of Seller's counsel;

            6.2.2 The cost of the premium for the basic Owner Policy of Title Insurance in the amount of the Purchase Price and in the form promulgated by the Texas Department of Insurance, but not any premiums for any additional coverage;

            6.2.3 All recording fees for any release documents related to release for the documents securing the loan from Nationwide Life Insurance Company; and

            6.2.4   One-half of any and all escrow fees.

            6.2.5   The Cost of the Survey.

            6.2.6 The Cost of appraisal of the Property ordered and obtained by Purchaser (not to exceed $5,000).

      6.3 PRORATIONS. (a) Rents, security deposits and any other amounts actually collected from tenants and other persons using or occupying the Property as of the Closing Date; (b) personal property taxes, installment payments of special assessment liens, sewer charges, utility charges (utility charges shall be prorated based on the last reading of meters prior to Closing performed at Seller's request, if possible) and normally prorated operating expenses actually billed or paid as of the Closing Date; (c) amounts owed by Seller or paid under the Contracts assumed by Purchaser pursuant to SECTION 3.3 hereof as of the Closing Date; and (d) leasing commissions and finder's fees shall be paid in full for each Lease and Lease Modification entered into prior to the Approval Date, and finder's fees and leasing commissions for the leases entered into on or after the Approval Date shall be prorated as of midnight at the end of the day preceding the Closing Date and be adjusted against the Purchase Price due at the Closing; provided that within sixty (60) days after the Closing, Purchaser and Seller will make a further adjustment for such rents, taxes or charges which may have accrued or been incurred prior to the Closing Date, but not billed or paid at that date. All prorations shall be made on a 366-day calendar year basis, based on the actual number of days in the applicable month.

      6.4 TAXES. General real estate taxes and special assessments relating to the Property payable during the year in which Closing occurs shall be prorated as of the Closing Date. If Closing shall occur before the actual taxes and special assessments payable during such year are known, the apportionment of taxes shall be upon the basis of taxes for the Property payable during the immediately preceding year, provided that, if the taxes and special assessments payable during the year in which Closing occurs are thereafter determined to be more or less than the taxes payable during the preceding year (after any appeal of the assessed valuation thereof is concluded), Seller and Purchaser promptly (but no later than December 31, 2004, except in the case of an ongoing tax protest) shall adjust the proration of such taxes and special assessments, and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment and this covenant shall not merge with the deed delivered hereunder but shall survive the Closing. Taxes and assessments payable in installments shall be apportioned based on the shortest allowable payment schedule.

      6.5 IN GENERAL. Any other costs or charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in Dallas County, Texas.

      6.6 PURPOSE AND INTENT. Except as expressly provided herein, the purpose and intent as to the provisions of prorations and apportionments set forth in this SECTION 6 and elsewhere in this Agreement is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight at the end of the day preceding the Closing Date and Purchaser shall bear all such expenses and receive all such income accruing thereafter.

      6.7 OUTSTANDING DEED OF TRUST. The parties acknowledge that the Property is currently encumbered by that certain Deed of Trust, Mortgage and Security Agreement dated as of December 18, 1998 (the "DEED OF TRUST"), in favor of Nationwide Life Insurance Company ("LENDER"). The debt associated with such Deed of Trust (the "MORTGAGE DEBT") will be satisfied out of the Purchase Price Proceeds at Closing.

7.    DAMAGE, DESTRUCTION OR CONDEMNATION.

      7.1 MATERIAL EVENT. If, prior to Closing, the number of parking spaces on the Property are reduced below the minimum number required by governmental authorities (taking into account any applicable variance or permitted use, whether resulting from the condemnation event or otherwise), the buildings are damaged or taken by condemnation or power of eminent domain and the value of the property taken or cost of repair exceeds $1,000,000.00 (as determined by Seller and its contractors in consultation with Purchaser) or if prior to Closing the buildings are damaged by an uninsured casualty for which Seller has elected (at Seller's sole option) not to repair the buildings or provide to Purchaser at Closing a credit for the amount of the damage or if prior to Closing there is, in Purchaser's reasonable judgment a threat that all of a part of the Property will be taken by condemnation or power of eminent domain (a "MATERIAL EVENT"), Purchaser may elect to terminate this Agreement by giving written notice of its election to Seller within five (5) business days after receiving written notice of such destruction or taking. If Purchaser does not give such written notice within such five (5) business day period, this transaction shall be consummated on the date and at the Purchase Price provided for in SECTION 2, and Seller will assign to Purchaser the physical damage proceeds of any insurance policy(ies) payable to Seller, or Seller's portion of any condemnation award, in both cases, up to the amount of the Purchase Price, and, if an insured casualty, pay to Purchaser the amount of any deductible but not to exceed the amount of the loss.

      7.2 IMMATERIAL EVENT. If, prior to Closing, the Property is subject to a casualty or a condemnation event that is not a Material Event, Purchaser shall close this transaction on the date and at the Purchase Price agreed upon in
SECTION 2, and Seller will assign to Purchaser the physical damage proceeds of any insurance policies payable to Seller, or Seller's rights to any portion of any condemnation award, in both cases, up to the amount of the Purchase Price and, if an insured casualty, pay to Purchaser the amount of any deductible but not to exceed the amount of the loss.

      7.3 TERMINATION AND RETURN OF DEPOSIT. If Seller settles any condemnation action or threat of eminent domain without Purchaser's approval (such approval not to be unreasonably withheld) Purchaser may at its option elect to terminate this Agreement. If Purchaser elects to terminate this Agreement pursuant to this SECTION 7, and if Purchaser is not, on the date of such election, in default under the Agreement, Seller shall promptly direct the Title Company to immediately return the Deposit to Purchaser, and neither party shall have any further liability hereunder except for the Surviving Obligations.

8.    NOTICES.

      Any notice required or permitted to be given hereunder shall be deemed to be given when hand delivered or the date of receipt (or refusal) of delivery if delivery is by Emery Air Freight, Airborne, Federal Express, or similar overnight express service (which maintains a record of receipt or refusal of delivery), or by facsimile (only as provided below) in either case addressed to the parties at their respective addresses referenced below:

      If to Seller:              North Lincpark, Ltd.
                                 3300 Lincoln Plaza
                                 500 N. Akard
                                 Dallas, Texas 75201
                                 Attention: Robert Dozier/Gregory S. Courtwright
                                 Telephone:   (214) 740-3300
                                 FAX:         (214) 740-3447

      With a copy to:            c/o Invesco Realty Advisors
                                 5400 LBJ Freeway, Suite 700
                                 Dallas, Texas 75240
                                 Attention: Ronald L. Ragsdale
                                 Telephone:   (972) 715-7400
                                 FAX:         (972) 715-5816

      With a copy to:            Stutzman, Bromberg, Esserman & Plifka
                                 2323 Bryan Street, Suite 2200
                                 Dallas, Texas 75201
                                 Attention: John J. Reoch, Jr., Esq.
                                 Telephone:   (214) 969-4901
                                 FAX:         (214) 969-4999

      If to Purchaser:           Inland Real Estate Acquisitions, Inc.
                                 2901 Butterfield Road
                                 Oak Brook, Illinois 60523
                                 Attention: Matthew Tice/G. Joseph Cosenza
                                 Telephone:   (630) 218-4948
                                 FAX:         (630) 218-4935

      With a copy to:            The Inland Real Estate Group, Inc.
                                 2901 Butterfield Road
                                 Oak Brook, Illinois 60523
                                 Attention: Dennis K. Holland, Esq.
                                 Telephone:   (630) 218-8000
                                 FAX:         (630) 218-4900

or in each case to such other address as either party may from time to time designate by giving notice in writing to the other party. Except for facsimile notices between 9:00 a.m. and 5:00 p.m. Dallas time on a business day that are followed up by an overnight courier delivery, telephone and facsimile numbers are for informational purposes only. Effective notice will be deemed given only as provided above.

9.    CLOSING AND ESCROW.

      9.1 ESCROW INSTRUCTIONS. Upon execution of this Agreement, the parties shall deliver an executed counterpart of this Agreement to the Title Company to serve as the instructions to the Title Company as the escrow holder for consummation of the transaction contemplated herein. Seller and Purchaser agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of the Agreement shall prevail.

      9.2 SELLER'S DELIVERIES. Seller shall deliver either at the Closing or by making available at the Property, as appropriate, the following original documents, each executed and, if required, acknowledged:

            9.2.1 A Special Warranty Deed to the Property, in the form attached hereto as EXHIBIT 9.2.1, subject to Permitted Encumbrances and other matters subsequently approved by Purchaser or Purchaser's counsel.

            9.2.2 A Bill of Sale in the form attached hereto as EXHIBIT 9.2.2 conveying the Personal Property.

            9.2.3 (i) The Leases described in SECTION 1.1.6 which are still in effect as of Closing and any new leases or Lease Modification entered into pursuant to SECTION 4.4; (ii) a recertification and current Schedule of Leases and a listing of any tenant security deposits and prepaid rents held by Seller with respect to the Property; and (iii) an assignment of such leases, deposits, and prepaid rents by way of an Assignment and Assumption of Leases agreement in the form attached hereto as EXHIBIT 9.2.3.

            9.2.4 (i) Copies of all contracts relating to the Property which Purchaser has elected to assume or which are not terminable by Seller on or before the Closing Date; and (ii) an assignment of such contracts to Purchaser by way of an Assignment and Assumption of Contracts agreement, in the form attached hereto as EXHIBIT 9.2.4.

            9.2.5 As available, all books and records at the Property held by or for the account of Seller, including, without limitation, plans and specifications, copies of all Permits and Warranties, to the extent in Seller's possession.

            9.2.6 An affidavit pursuant to the Foreign Investment and Real Property Tax Act in the form attached hereto as EXHIBIT 9.2.6.

            9.2.7 A letter notifying tenants of the conveyance of the Property in the form attached hereto as EXHIBIT 9.2.8.

            9.2.8 An affidavit and certificate as to parties in possession and debts and liens in a form reasonably required by the Title Company and acceptable to Seller.

            9.2.9 An assignment without warranty of all Permits, Warranties and the name "Lincoln Park Shopping Center."

            9.2.10  The notices described in SECTION 9.6.

            9.2.11 An executed Audit Letter in form of EXHIBIT 9.2.11 attached hereto.

Seller shall cause LPC to deliver the Management Agreement (as defined in SECTION 11.22) at Closing.

      9.3 PURCHASER'S DELIVERIES. At the Closing, Purchaser shall (i) pay Seller the Purchase Price; (ii) execute the agreements referred to in SECTIONS 9.2.3(iii), 9.2.4(ii) and 9.2.8 and the ERISA certificate attached hereto as
EXHIBIT 9.3; and (iii) execute and deliver the Management Agreement (as defined in Section 11.22 below).

      9.4 POSSESSION. Purchaser shall be entitled to possession of the Property upon conclusion of the Closing, subject only to Permitted Encumbrances and the rights of tenants in possession under Leases as permitted in this Agreement.

      9.5 INSURANCE. Seller shall terminate its policies of insurance as of noon on the Closing Date, and Purchaser shall be responsible for obtaining its own insurance thereafter.

      9.6 NOTICE LETTERS. Seller shall provide to Purchaser copies of form letters to contractors and utility companies serving the Property, advising them of the sale of the Property to Purchaser and directing to Purchaser all bills for the services provided to the Property on and after the Closing Date. Seller shall be entitled to the return of any deposit(s) posted by it with any utility company.

      9.7 POST-CLOSING COLLECTIONS. Purchaser shall use commercially reasonable efforts during the nine (9) month period immediately following Closing to collect and promptly remit to Seller rents or other amounts due Seller for the period prior to Closing. Purchaser shall apply such rents or other amounts received, first for the account of Purchaser for amounts currently due to Purchaser; second, to Seller for any and all amounts due to Seller for periods prior to Closing; and the balance to be retained by Purchaser. If Purchaser uses commercially reasonable efforts to collect past-due amounts owed to Seller for the first seven (7) months after Closing but is unsuccessful, Seller shall not have the right to collect delinquent rents. In no event shall Seller have the right to evict any tenant or terminate any Lease. This Section shall survive the Closing.

      9.8 CLOSING DOCUMENTS. For closing documents required to be furnished by Seller and Purchaser pursuant hereto that are not attached as exhibits, such documents shall be in form substantially similar to documents attached as exhibits hereto, if applicable; otherwise, in form, execution and substance reasonably satisfactory to the parties and their respective counsel; provided, however, that the provisions of this Section 9.8 shall not be construed to permit any party to impose any obligations, costs or risks on the other party that are not otherwise provided for under this Agreement.

10.   DEFAULT; FAILURE OF CONDITION.

      10.1 PURCHASER DEFAULT. If Purchaser shall become in breach of or default under this Agreement and the breach or default continues beyond the expiration of the cure period set forth in SECTION 10.4, if any, provided in SECTION 11.6 hereof, the Deposit shall be retained by Seller as liquidated damages and as Seller's sole remedy, and both parties shall be relieved of and released from any further liability hereunder except for the Surviving Obligations. Seller and Purchaser agree that the Deposit is a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Seller's removal of the Property from the market and the costs incurred by Seller and shall not constitute a penalty or forfeiture.

      10.2 SELLER DEFAULT. If Seller shall refuse or fail to convey the Property as herein provided for any reason other than (a) a default by Purchaser and the expiration of the cure period, if any, provided under SECTION 10.4 hereof, (b) the existence of a Pending Default (as defined in and contemplated by SECTION 10.4), or (c) any other provision of this Agreement which permits Seller to terminate this Agreement or otherwise relieves Seller of the obligation to convey the Property, Purchaser shall elect as its sole and exclusive remedy hereunder either to (i) terminate the Agreement and recover the Deposit; (ii) enforce Seller's obligations to convey the Property by filing suit within forty-five (45) days of Seller's default after the later of (x) expiration of any cure period applicable to Seller's Default, or (y) the Closing Date, provided that no such action in specific performance shall seek to require Seller to do any of the following: (1) change the condition of the Property or restore the same after any fire or other casualty; (2) subject to SECTION 10.3, below, expend money or post a bond to remove a title encumbrance or defect or correct any matter shown on a survey of the Property (except that Seller shall be obligated to remove and Purchaser may seek specific performance for Seller to remove the liens and security interests securing the loan from Nationwide Life Insurance Company, or other liens or judgments that are not Permitted Encumbrances and that were agreed to or suffered by Seller); or (3) secure any permit, approval, or consent with respect to the Property or Seller's conveyance (as opposed to Seller's authority to consummate the transactions described herein) of the Property. Purchaser waives any right to receive damages as a result of Seller's default. Provided, however, if the remedy of specific performance is not available to Purchaser as a result of a Seller default hereunder, in addition to the right to terminate this Agreement and receive a refund of the Deposit, Seller shall reimburse Purchaser for its actual and reasonable out-of-pocket costs, not to exceed $50,000 in the aggregate.

      10.3 FAILURE OF CONDITION. If, prior to Closing, Seller discloses to Purchaser or Purchaser discovers that (i) title to the Property is subject to defects, limitations or encumbrances other than Permitted Encumbrances; or (ii) any representation or warranty of Seller contained in this Agreement is or, as of the Closing Date, will be untrue, then Purchaser shall promptly give Seller written notice of its objection thereto. In such event, Seller may elect to postpone the Closing for thirty (30) days and attempt to cure such objection, provided that Purchaser may not object to the state of title of the Property on the basis of matters set out in SECTION 3.4 above. The parties acknowledge and agree that Seller shall have no obligation to cure any objection within (i) or
(ii) above, except for a lien or encumbrance created by Seller. If Purchaser fails to waive any such objection within ten (10) days after notice from Seller that Seller will not cure the objection, this Agreement will terminate automatically and Seller shall promptly direct the Title Company to return the Deposit to Purchaser, provided that Purchaser shall not be in default hereunder, and neither party shall have any liability to the other except for the Surviving Obligations.

      10.4 BREACH. Should either party be in breach of or default under or otherwise fail to comply with any of the terms of this Agreement, except as otherwise provided in this Agreement, the complying party shall have the option to cancel this Agreement upon ten (10) days written notice to the other party of the alleged breach, default or failure by such other party to cure such breach within such ten (10) day period. The non-defaulting party shall promptly notify the defaulting party in writing of any such alleged breach, default or failure upon obtaining knowledge thereof. The Closing Date shall be extended to the extent necessary to afford the defaulting party the full ten-day period within which to cure such breach, default or failure; provided, however, that the failure or refusal by a party to perform on the scheduled Closing Date (except in respect of a Pending Default by the other party) shall be deemed to be an immediate default without the necessity of notice; and provided further, that if the Closing Date shall have been once extended as a result of default by a party, such party shall be not be entitled to any further notice or cure rights with respect to that or any other default. For purposes of this SECTION 10.4, a "Pending Default" shall be a default for which (i) written notice was given by the non-defaulting party, and (ii) the cure period extends beyond the scheduled Closing Date.

11.   MISCELLANEOUS.

      11.1 ENTIRE AGREEMENT. This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

      11.2 SEVERABILITY. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

      11.3 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

      11.4 ASSIGNABILITY. Except for an assignment to an entity (a) in which Purchaser or an affiliate of Purchaser is a manager or general partner, or (b) which is owned and controlled, directly or indirectly, by Inland Western Retail Real Estate Trust, Inc. with seven days written notice to Seller prior to the Closing in both (a) and (b), Purchaser may not assign this Agreement without first obtaining Seller's written consent. Any assignment in contravention of this provision shall be void. No assignment shall release the Purchaser herein named from any obligation or liability under this Agreement. Any assignee shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto. If Purchaser requests Seller's written consent to any assignment, Purchaser shall
(1) notify Seller in writing of the proposed assignment; (2) provide Seller with the name and address of the proposed assignee; and (3) provide Seller with a copy of the proposed assignment.

      11.5 SUCCESSORS BOUND. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns.

      11.6  INTENTIONALLY OMITTED.

      11.7 NO PUBLIC DISCLOSURE. Purchaser shall make no public disclosure of the terms of this transaction, either before or after Closing, without the prior written consent of Seller, except that Purchaser may discuss the transaction in confidence with proposed joint venturers or prospective mortgagees.

      11.8 CAPTIONS. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of it provisions.

      11.9 ATTORNEYS' FEES. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

      11.10 NO PARTNERSHIP. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

      11.11 TIME OF ESSENCE. Subject to the provisions of Section 10.3 and 10.4 of this Agreement, time is of the essence in this Agreement.

      11.12 COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

      11.13 RECORDATION. Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

      11.14 PROPER EXECUTION. The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and the Deposit shall have been received by the Title Company and a counterpart thereof shall have been delivered to Purchaser.

      11.15 TAX PROTEST. If, as a result of any tax protest or otherwise, any refund is paid or reduction of any real property or other tax or assessment is made available relating to the Property with respect to any period for which, under the terms of this Agreement, Seller is responsible, Seller shall be entitled to receive or retain such refund or the benefit of such reduction, less the equitable prorated costs of collection, and Purchaser shall be entitled to keep and retain the balance thereof.

      11.16 SURVIVAL AND LIMITATION OF REPRESENTATIONS AND WARRANTIES; SELLER'S KNOWLEDGE. The representations and warranties set forth in this Agreement are made as of the date of this Agreement and are remade as of the Closing Date and
SECTION 5.1 shall survive the Closing but written notification of any claim arising therefrom must be received by Seller within six (6) months of the Closing Date or such claim shall be forever barred and Seller shall have no liability with respect thereto. The aggregate liability of Seller for breach of any representations and warranties shall not exceed $200,000; and recovery of actual damages up to that amount is Purchaser's sole and exclusive remedy for any such breach; provided, however, Seller shall have no liability to Purchaser for matters disclosed by Seller or discovered by Purchaser prior to Closing. For matters disclosed or discovered prior to Closing, Purchaser's sole rights and remedies shall be as set forth in SECTION 10.3. Whenever a representation or warranty is made in this Agreement on the basis of the best knowledge of Seller, such representation and warranty is made with the exclusion of any facts otherwise known or disclosed to Purchaser, and is made solely on the basis of the actual knowledge without inquiry or investigation of Robert Dozier, Gregory S. Courtwright and Matt Turner, being the individuals having responsibility for the management and sale of the Property.

      11.17 TIME TO EXECUTE AND DELIVER. This Agreement shall be void if one fully executed original is not received by Seller on or before 12:00 p.m. C.D.T. on August 9, 2004.

      11.18 NO PROCESSING. Without Seller's prior written consent (which consent shall not be unreasonably withheld), until the Closing, Purchaser shall not make any application to any governmental agency for any permit, approval, license or other entitlement for the Property or the use or development thereof, or have any communications with any governmental agency or official relating to the condition (environmental or otherwise) of the Property.

      11.19 CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday (such day, a "BUSINESS DAY"). The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Dallas, Texas time.

      11.20 INTENTIONALLY DELETED.

      11.21 LIMITATION OF LIABILITY. Purchaser hereby acknowledges and agrees that in no event shall any limited partner of Seller ever be liable to Purchaser as a result of a breach of this Agreement, and Purchaser agrees to look solely to Seller or the general partner of Seller for satisfaction of any claim, loss or damage, even if Seller is hereinafter dissolved. Seller acknowledges that notwithstanding anything to the contrary contained in this Agreement, no director, officer, employee, shareholder, member, manager, partner or agent of Purchaser nor any of the directors, officers, employees, shareholders, members, managers, partners or agents of any of the directors, officers, employees, shareholders, members, managers, partners or agents of Purchaser nor any other person, partnership, corporation or trust, as principal of Purchaser, whether disclosed or undisclosed (collectively, the "PURCHASER EXCULPATED PARTIES") shall have any personal obligation or liability under this Agreement, and Seller shall not seek to assert any claim or enforce any of its rights under this Agreement against any Purchaser Exculpated Party.

      11.22 MANAGEMENT AGREEMENT. At Closing Purchaser, as owner, and Lincoln Property Company Commercial, Inc., or one of its affiliates ("LPC"), as manager, shall execute and deliver a Sub-Management and Leasing Agreement (the "MANAGEMENT AGREEMENT"), employing terms as set forth in EXHIBIT 11.22. The parties shall negotiate in good faith to agree on a form of Management Agreement, employing said terms, prior to the Approval Date.

      11.23 EFFECTIVE DATE. The last date that both Purchaser and Seller shall have executed this Agreement and returned executed counterparts to the other party shall be deemed to be the Effective Date.

      IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement on the date set forth below, effective as of the date set forth above.


      SELLER:                NORTH LINCPARK, LTD., a Texas limited partnership

                             By: LPC Park Limited Partnership, a Texas limited partnership, its General Partner

                                   By:  Lincoln Property Company No. 2521, Ltd,
                                        a Texas limited partnership,
                                        General Partner

                                        By:  NP Retail - GP, Inc., a Texas
                                             corporation, Managing General
                                             Partner

Date: August 6, 2004                     By:   /s/ Robert Dozier
                                             -----------------------------------
                                         Name:   ROBERT DOZIER
                                               ---------------------------------
                                         Title:
                                                --------------------------------

      PURCHASER:

      PURCHASER:             INLAND REAL ESATE ACQUISITIONS, INC.


Date: August 6, 2004         By: /s/ Matthew Tice
                                 -----------------------------------------------
                             Name: MATTHEW TICE
                                   ---------------------------------------------
                             Title: Acquisition Coordinator - Agent
                                    --------------------------------------------

      An original, fully executed copy of this Agreement, together with the Deposit, has been received by the Title Company this 2nd day of Sept, 2004, and by execution hereof the Title Company hereby covenants and agrees to be bound by the terms of this Agreement.


                             REPUBLIC TITLE OF TEXAS, INC.


                             By: /s/ Janine N. Barber
                                 -----------------------------------------------
                             Name: JANINE N. BARBER
                                   ---------------------------------------------
                             Title: SR. V.P
                                    --------------------------------------------

                                  EXHIBIT 1.1.1
                                LEGAL DESCRIPTION

BEING a tract or parcel of land situated in the City of Dallas, Dallas County, Texas being a part of the A. A. Brandenburg Survey, Abstract No. 77, and being all of Lot 2, Block P/5450, Lincolnshire Addition, an addition to the City of Dallas, Dallas County, Texas as recorded in Volume 97182, Page 4718, Deed Records, Dallas County, Texas, more particularly described as follows:

BEGINNING at a chisel mark set for corner in the south line of Northwest Highway (a variable width right-of-way), said chisel mark being the northerly common corner between said Lot 2 and Lot 3 of Block P/5450 of said Lincolnshire Addition;

THENCE easterly along the common line between said Northwest Highway and said Lot 2 along a curve to the left having a radius of 5241.80 feet, a central angle of 01 degree 27 minutes 43 seconds and a chord bearing South 89 degrees 04 minutes 08 seconds East a distance of 133.75 feet for an arc distance of 133.75 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for the end of said curve to the left;

THENCE South 89 degrees 48 minutes 00 seconds East continuing along the common line between said Northwest Highway and said Lot 2 for a distance of 37.30 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE South 46 degrees 57 minutes 00 seconds East continuing along the common line between said Northwest Highway and said Lot 2 for a distance of 15.17 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE South 89 degrees 48 minutes 00 seconds East continuing along the common line between said Northwest Highway and said Lot 2 for a distance of 15.00 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE North 47 degrees 10 minutes 20 seconds East continuing along the common line between said Northwest Highway and said Lot 2 for a distance of 15.06 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE South 89 degrees 48 minutes 00 seconds East continuing along the common line between said Northwest Highway and said Lot 2 for a distance of 138.89 feet to a chisel mark set for corner;

THENCE South 81 degrees 49 minutes 33 seconds East continuing along the common line between said Northwest Highway and said Lot 2 for a distance of 259.38 feet to a highway monument found for corner;

THENCE South 81 degrees 20 minutes 04 seconds East continuing along the common line between said Northwest Highway and said Lot 2 for a distance of 51.09 feet to a highway monument found for corner;

THENCE South 84 degrees 42 minutes 33 seconds East continuing along the common line between said Northwest Highway and said Lot 2 for a distance of 86.83 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE South 88 degrees 26 minutes 51 seconds East continuing along the common line between said Northwest Highway and said Lot 2 for a distance of 66.30 feet to a highway monument found for corner;

THENCE South 89 degrees 50 minutes 01 second East continuing along the common line between said Northwest Highway and said Lot 2 for a distance of 61.54 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner at the northerly common corner between said Lot 2 and Lot 5, Block P/5450 said Lincolnshire Addition;

THENCE South 00 degrees 08 minutes 55 seconds West departing the south line of said Northwest Highway and along the common line between said Lot 2 and said Lot 5 for a distance of 527.00 feet to a chisel mark set for corner at the southeast corner of said Lot 2, said chisel mark also being in the north line of Lot 1, Block P/5450 of said Lincolnshire Addition;

THENCE North 89 degrees 51 minutes 05 seconds West along the common line between said Lot 2 and said Lot 1 for a distance of 791.69 feet to a chisel mark set for a point of curvature of a curve to the right;

THENCE northwesterly continuing along the common line between said Lot 2 and said Lot 1 and along said curve to the right having a radius of 40.00 feet, a central angle of 90 degrees 00 minutes 00 seconds and a chord bearing North 44 degrees 51 minutes 05 seconds West a distance of 56.57 for an arc distance of
62.83 feet to a chisel mark set for the end of said curve to the right;

THENCE North 00 degrees 08 minutes 55 seconds East continuing along the common line between said Lot 2 and said Lot 1 for a distance of 205.17 feet to a chisel mark set for corner;

THENCE South 53 degrees 52 minutes 11 seconds West continuing along the common line between said Lot 2 and said Lot 1 for a distance of 156.72 feet to a chisel mark set for corner;

THENCE South 88 degrees 40 minutes 18 seconds West continuing along the common line between said Lot 2 and said Lot 1 for a distance of 78.67 feet to a chisel mark set for corner in the easterly line of said Caruth Haven Lane;

THENCE North 01 degree 19 minutes 42 seconds West along the easterly line of said Caruth Haven Lane for a distance of 28.93 feet to a chisel mark set for the beginning of a curve to the left;

THENCE northwesterly continuing along the easterly line of said Caruth Haven Lane and along said curve to the left having a radius of 630.00 feet, a central angle of 13 degrees 52 minutes 41 seconds and a chord bearing North 08 degrees 16 minutes 03 seconds West a distance of 152.22 feet for an arc distance of

152.60 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner at the end of said curve to the left, said rod being the westerly common corner between said Lot 2 and said Lot 3;

THENCE North 89 degrees 49 minutes 47 seconds East departing the easterly line of said Caruth Haven Lane and along the common line between said Lot 2 and said Lot 3 for a distance of 190.98 feet to a chisel mark set for corner;

THENCE North 00 degrees 08 minutes 55 seconds East continuing along said common line for a distance of 251.29 feet to the POINT OF BEGINNING and containing 505,844 square feet or 11.6126 acres, more or less.

TRACT 2: EASEMENT TRACT

Non-exclusive easements, for the benefit of Tract 1, over the land described below, as granted or purported to be granted in Declaration of Covenants, of Covenants, Conditions, Restrictions and Reciprocal Easements, filed 9/24/1997, recorded in Volume 97186, Page 4996, Deed Records of Dallas County, Texas, as amended by First Amendment to Declaration of Covenants, Conditions, Restrictions and Reciprocal Easements dated effective 6/16/1998, filed 6/23/1998, recorded in Volume 98121, Page 9718, Deed Records of Dallas County, Texas, and by Second Amendment filed 12/20/2001, recorded in volume 2001247, Page 7213, Deed Records, Dallas County, Texas, covering the following described property:

Being Lots 1, 3, 4 and 5, in Block P/5450, of LINCOLNSHIRE ADDITION, an Addition to the City of Dallas, Texas, according to the Map thereof recorded in Volume 97182, Page 4718, of the Map Records of Dallas County, Texas.

TRACT 3:

The Private Drive Easement Tract Non-Exclusive easement, for the benefit of Tract 1, over the land described below, as granted in Easement Agreement filed 09/24/1997, recorded in Volume 99003, Page 6895, Deed Records, Dallas County, Texas, covering the following described property:

BEING a tract or parcel of land situated in the Absalom Brandenburg Survey, Abstract No. 77 in the City of Dallas, Dallas County, Texas, being a part of Lot 5, Block P/5450, Lincolnshire Addition, an addition to the City of Dallas according to the plat recorded in Volume 97182, Page 4718, Deed Records, Dallas County, Texas, more particularly described as follows:

BEGINNING at a chisel mark found for corner at the southerly common corner between said Lot 5 and Lot 2 of said Block P/5450, Lincolnshire Addition;

THENCE North 00 degrees 08 minutes 55 seconds East along the common line between said Lot 5 and said Lot 2 for a distance of 36.00 feet to a chisel mark set for corner;

THENCE South 89 degrees 51 minutes 05 seconds East, East, 36.00 feet North of and parallel to the North line of Lot 1 of said Block P/5450, Lincolnshire Addition, for a distance of 305.78 feet to a chisel mark set for corner;

THENCE South 00 degrees 47 minutes 05 seconds East, 36.00 feet East of and parallel to the East line of said Lot 1, for a distance of 619.71 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" found for corner;

THENCE South 04 degrees 34 minutes 41 seconds East, passing at 44.96 feet a 1/2" iron rod with yellow plastic cap stamped "RLG" found at the Northwest corner of Lot 4, said Block P/5450, Lincolnshire Addition and continuing along the common line between said Lot 5 and said Lot 4 for a distance of 106.19 feet, for a total distance of 151.15 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" found for an angle point;

THENCE South 00 degrees 47 minutes 05 seconds East continuing along said common line for a distance of 69.74 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" found for the beginning of a curve to the right;

THENCE southerly continuing along said common line and along said curve to the right having a radius of 145.50 feet, a central angle of 37 degrees 18 minutes 24 seconds and a chord bearing South 17 degrees 52 minutes 07 seconds West a distance of 93.07 feet, for an arc distance of 94.74 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" found for the end of said curve to the right;

THENCE South 36 degrees 31 minutes 19 seconds West continuing along said common line for a distance of 13.56 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" found for corner;

THENCE South 11 degrees 45 minutes 52 seconds East continuing along said common line for a distance of 19.96 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" found for corner in the northeasterly line of Caruth Haven Lane (a variable right-of-way), said rod being the beginning of a non-tangent curve to the right;

THENCE northwesterly along the northeasterly line of said Caruth Haven Lane and along said curve to the right having a radius of 550.00 feet, a central angle of 08 degrees 26 minutes 53 seconds and a chord bearing North 56 degrees 36 minutes 29 seconds West a distance of 81.02 feet, for an are distance of 81.10 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" found for the end of said curve to the right, said rod being the most southerly corner of said Lot 1;

THENCE North 81 degrees 48 minutes 31 seconds East departing the northeasterly line of said Caruth Haven Lane and along the common line between said Lot 5 and said Lot 1 for a distance of 14.07 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" found corner;

THENCE North 36 degrees 31 minutes 19 seconds East continuing along said common line for a distance of 28.76 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" found for the beginning of a tangent curve to the left;

THENCE northeasterly continuing along said common line and along said curve to the left having a radius of 94.50 feet, a central angle of 37 degrees 18 minutes 24 seconds and a chord bearing North 17 degrees 52 minutes 07 minutes East a distance of 61.45 feet, for an arc distance of 61.53 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" found for the end of said curve to the left;

THENCE North 00 degrees 47 minutes 05 seconds West continuing along said common line for a distance of 796.02 feet to a chisel mark found for corner, said chisel mark being the Northeast corner of said Lot 1;

THENCE North 89 degrees 51 minutes 05 seconds West along said common line for a distance of 265.87 feet to the POINT OF BEGINNING and containing 51,073 square feet or 1.1725 acres, more or less.

                                  EXHIBIT 1.1.3
                         INVENTORY OF PERSONAL PROPERTY

                                 [SEE ATTACHED]

                                      NONE

Note: The statue of the policeman writing a ticket is separate property of a third party NOT being conveyed by this transaction.

                                  EXHIBIT 1.1.6
                               SCHEDULE OF LEASES

                                 [SEE ATTACHED]

                                   EXHIBIT 3.3
                              SCHEDULE OF CONTRACTS

                                 [SEE ATTACHED]

                                  EXHIBIT 3.3.1
                LINCOLN PARK SHOPPING CENTER DUE DILIGENCE ITEMS

TENANT INFORMATION

      1. A current rent roll (the "RENT ROLL") for the Property in the form currently maintained by Seller.

      2. All Leases and amendments thereto, including all subleases and Lease guaranties.

      3.    All leasing commission/brokerage agreements.

OPERATING INFORMATION

      1. All service, maintenance, equipment and/or supply contracts ("OPERATING AGREEMENTS").

      2. Real estate tax bills (including special assessments) for the prior two (2) years.

      3.    Year-to-date 2004 operating statements.

      4.    Year-end 2003 Lease occupancy expense reconciliations.

OTHER

      1.    Seller's most current title policy, report or commitment.

      2.    Seller's most recent survey.

      3.    Any existing environmental reports.

      4.    Such other items as Purchaser may reasonably request.

                                   EXHIBIT 4.6
                       FORM OF TENANT ESTOPPEL CERTIFICATE

      ___________________________________(the "TENANT") hereby certifies to
NORTH LINCPARK, LTD., a Texas limited partnership ("OWNER"), and
______________________, its successors or assigns ("PURCHASER") as follows:

      1. Pursuant to that certain Lease dated _______________, ______ (the "LEASE"). Tenant leases ________________ square feet of space (the "PREMISES"). The Lease, as amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Owner for the Property. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of each amendment, modification or supplement): __________________________________________________.
            A true and correct copy of the Lease, as amended, modified and supplemented, is attached hereto as EXHIBIT A.

      2. The term of the Lease began on _______________, _____ and will end on ____________________, 20___. Tenant has accepted the Premises, is in occupancy, and is paying rent under the Lease.

      3. The Lease DOES/DOES NOT provide for an option to extend the term of the Lease for _______________ years. Except as expressly provided in the Lease, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.

      4. The Lease is presently in full force and effect and neither Owner nor Tenant is in default thereunder. There exist no facts that would constitute a basis for any such default upon the lapse of time or the giving of notice or both.

      5. Tenant is currently paying [Base Monthly] Rent under the Lease in the amount of $_______________ and estimated monthly pass throughs in the amount of ________________. As of the date of this certificate, to the knowledge of Tenant, there exist no offsets, counterclaims, or defenses of Tenant under the Lease against Owner, and there exist no events that would constitute a basis for any such offset, counterclaim, or defense against Owner upon the lapse of time or the giving of notice or both, except the following (if left blank, there shall be deemed to be none):__________________

      6. There are no concessions, bonuses, free rental periods, rebates, advance rental payments, or other matters affecting the rental payable by Tenant under the Lease except as described in the attached Lease

      7. A cash security deposit in the amount of $___________________ has been paid to Owner under the Lease, and Tenant has not given Owner any other security or similar deposit.

      8. All improvements or repairs required under the terms of the Lease to be made by Owner through the date hereof have been satisfactorily completed. All allowances and other payments due to Tenant by Owner under the terms of the Lease have been paid in full, except the following (if left blank, there shall be deemed to be none):_________________________________________________________.

      9. Tenant acknowledges that: (a) Purchaser will rely on the statements of Tenant in Purchaser's decision to purchase the Property from Owner, and (b) Owner may assign its interest in the Lease to Purchaser and agrees, upon receipt of notice of such assignment from Owner and Purchaser, to attorn to Purchaser and to perform all of Tenant's obligations as the tenant under the Lease, including, without limitation, the payment of rent, directly to Purchaser, or its agent, as the landlord under the Lease, from and after the date of such notice.

      Dated this ________ day of _______________, 2004.

                                  [NAME OF TENANT]


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ---------------------------------
                                  Title:
                                         ---------------------------------------

                                  EXHIBIT 9.2.1
                          FORM OF SPECIAL WARRANTY DEED

                        NOTICE OF CONFIDENTIALITY RIGHTS
      IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

                              SPECIAL WARRANTY DEED

STATE OF TEXAS          )
                        )     KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF DALLAS        )

      North Lincpark, Ltd., a Texas limited partnership (hereinafter called "GRANTOR"), whose address is 3300 Lincoln Place, 500 N. Akard, Dallas, Texas 75201, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid to Grantor by______________________________________
_____________________________, a__________________________________ (hereinafter called "GRANTEE"), whose address is ___________________________________, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, SELL, CONVEY, ASSIGN and DELIVER to Grantee the real property described in EXHIBIT A attached hereto and made a part hereof, together with all buildings and other improvements situated thereon, all fixtures and other property affixed thereto and all right, title and interest of Grantor in and to adjacent streets, alleys and rights-of-way, subject to the encumbrances described in EXHIBIT B attached hereto and made a part hereof (hereinafter called the "PERMITTED ENCUMBRANCES").

      TO HAVE AND TO HOLD the herein described property, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its successors and assigns, forever, and Grantor does hereby bind itself and its successors and assigns to warrant and forever defend all and singular the said premises unto Grantee, its successors and assigns against every person whomsoever lawfully claiming, or to claim the same, or any part thereof, by, through, or under Grantor, but not otherwise, subject however, to the Permitted Encumbrances.

      Grantee hereby assumes the payment of 2004 ad valorem taxes on the herein described property.

      IN WITNESS WHEREOF, this Deed is executed by Grantor on this _____ day of __________________, 2004, to be effective as of ______________, 2004.

                             NORTH LINCPARK, LTD., a Texas limited partnership

                             By: LPC Park Limited Partnership, a Texas limited partnership, its General Partner

                                   By:  Lincoln Property Company No. 2521, Ltd,
                                        a Texas limited partnership,
                                        General Partner

                                        By:  NP Retail - GP, Inc., a Texas
                                             corporation, Managing General
                                             Partner


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

STATE OF TEXAS          )
                        )
COUNTY OF DALLAS        )

      This instrument was acknowledged before me on ____________, 2004 by _____________________, _______________ of NP Retail - GP, Inc., a Texas
corporation, Managing General Partner of, and on behalf of, Lincoln Property Company No. 2521, Ltd, a Texas limited partnership, General Partner of, and on behalf of, LPC Park Limited Partnership, a Texas limited partnership, General Partner of, and on behalf of, NORTH LINCPARK, LTD., a Texas limited partnership, on behalf of said partnership.


                                       -----------------------------------------
                                       Notary Public, State of Texas

My Commission Expires:                 Print Name of Notary

___________________________            _________________________________________


The address of Grantee is:

______________________________________
______________________________________
______________________________________

                                  EXHIBIT 9.2.2
                              FORM OF BILL OF SALE

      For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NORTH LINCPARK, LTD., a Texas limited partnership (the "SELLER"), hereby conveys to __________________________________________________,
a ________________________________(the "PURCHASER"), all of Seller's right, title and interest in and to those certain items of personal property described on EXHIBIT A attached hereto and made a part hereof (the "PERSONAL PROPERTY") relating to certain real property known as Lincoln Park Shopping Center, 7700 West Northwest Highway, Dallas, Texas 75225.

      Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, but not limited to: title; merchantability of the Personal Property or its fitness for any particular purpose; the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Purchaser accepts the Personal Property on an "AS IS, WHERE IS" basis, and "WITH ALL FAULTS."

      IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of the _______ of _____________, 2004.

                             NORTH LINCPARK, LTD., a Texas limited partnership

                             By: LPC Park Limited Partnership, a Texas limited partnership, its General Partner

                                   By:  Lincoln Property Company No. 2521, Ltd,
                                        a Texas limited partnership,
                                        General Partner

                                        By:  NP Retail - GP, Inc., a Texas
                                             corporation, Managing General
                                             Partner


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                  EXHIBIT 9.2.3
                   FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

      For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, North Lincpark, Ltd., a Texas limited partnership (the "ASSIGNOR"), hereby assigns and delegates to___________________________________
______________, a ________________________ (the "ASSIGNEE"), and Assignee hereby agrees to assume and accept the assignment and delegation of all of Assignor's right, title and interest in and to and obligations under the leases and the security deposits held by Assignor relating to the property known as Lincoln Park Shopping Center and more particularly described on EXHIBIT A attached hereto. The leases and security deposits are listed on EXHIBIT B attached hereto.

      If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorneys' fees.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. The provisions of this Agreement are subject to the provisions of SECTION 11.21 of the Purchase and Sale Agreement dated August ___, 2004 between Assignor and Assignee.

      This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the ______ day of ____________, 2004.


                             ASSIGNOR:

                             NORTH LINCPARK, LTD., a Texas limited partnership

                             By: LPC Park Limited Partnership, a Texas limited partnership, its General Partner

                                   By:  Lincoln Property Company No. 2521, Ltd,
                                        a Texas limited partnership,
                                        General Partner

                                        By:  NP Retail - GP, Inc., a Texas
                                             corporation, Managing General
                                             Partner


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                    ASSIGNEE:

                                  EXHIBIT 9.2.4
                 FORM OF ASSIGNMENT AND ASSUMPTION OF CONTRACTS

     In consideration of One Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, North Lincpark, Ltd., a Texas limited partnership ("ASSIGNOR"), hereby assigns and delegates to ________________________________________________, a ____________________________
_________ (the "ASSIGNEE"), with an office and place of business at ____________
_____________________, and Assignee hereby assumes and accepts the assignment and delegation of all of Assignor's right, title and interest in and to the contracts (the "CONTRACTS'") described on EXHIBIT A attached hereto relating to certain real property known as Lincoln Park Shopping Center and located at _____ ____ Northwest Highway, Dallas, Texas, and Assignee hereby accepts such assignment.

     If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees.

     This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

     This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     The provisions of this Assignment are subject to the provisions of SECTION
11.21 of the Purchase and Sale Agreement dated August ______, 2004 between Assignor and Assignee.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the _____________ day of ___________, 2004.

                             ASSIGNOR:


                             NORTH LINCPARK, LTD., a Texas limited partnership

                             By: LPC Park Limited Partnership, a Texas limited partnership, its General Partner

                                    By:  Lincoln Property Company No. 2521, Ltd,
                                         a Texas limited partnership,
                                         General Partner

                                         By:  NP Retail - GP, Inc., a Texas
                                              corporation, Managing General
                                              Partner


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    ASSIGNEE:

                                  EXHIBIT 9.2.7
                FORM OF AFFIDAVIT PURSUANT TO FOREIGN INVESTMENT
                           AND REAL PROPERTY TAX ACT

     The undersigned hereby declares that the name, address and United States taxpayer identification number of the owner of the real property described in EXHIBIT A attached hereto and incorporated herein by reference is as follows:

     NAME AND ADDRESS                    TAX I.D. NUMBER

     North Lincpark, Ltd.                75-2768128
     3300 Lincoln Plaza
     500 N. Akard
     Dallas, Texas 75201

     There is no other person or entity who has an ownership interest in the property. The owner is North Lincpark, Ltd., a limited partnership organized and existing under the laws of the State of Texas, and, as such, is not a foreign citizen or entity. Further, Transferor is not a "disregarded entity" as defined in IRS Regulation 1.1445-2(b)(iii)

     The undersigned understands that the purchaser of the property intends to rely on the foregoing representations in connection with the United States Foreign Investment and Real Property Act.


                             NORTH LINCPARK, LTD., a Texas limited partnership

                             By: LPC Park Limited Partnership, a Texas limited partnership, its General Partner

                                    By:  Lincoln Property Company No. 2521, Ltd,
                                         a Texas limited partnership,
                                         General Partner

                                         By:  NP Retail - GP, Inc., a Texas
                                              corporation, Managing General
                                              Partner


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                  EXHIBIT 9.2.9
                          FORM OF TENANT NOTICE LETTER

                                __________, 2004

Dear Tenant:

     You will find attached hereto as SCHEDULE 1 a Tenant Notice evidencing that as of ___________________, 2004, North Lincpark, Ltd., the current owner of the landlord's interest under your lease, has sold the project in which you have a lease to a new owner, _________________________________________________________
("New Owner"), and that New Owner has received and is responsible for your security deposit under your lease.

     Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease (including the payments of rentals, the recoupment of any security deposits, and the giving of any notices provided for in your lease) is:

                    ________________________________________
                    ________________________________________
                    ________________________________________

                             SELLER:

                             NORTH LINCPARK, LTD., a Texas limited partnership

                             By: LPC Park Limited Partnership, a Texas limited partnership, its General Partner

                                    By:  Lincoln Property Company No. 2521, Ltd,
                                         a Texas limited partnership,
                                         General Partner

                                         By:  NP Retail - GP, Inc., a Texas
                                              corporation, Managing General
                                              Partner


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                  NEW OWNER:

                                  SCHEDULE 1 TO
                              TENANT NOTICE LETTER

RE: Your Lease (the "LEASE") in Lincoln Park Shopping Center, Dallas, Dallas County, Texas (the "PROPERTY")

Dear Tenant:

     You are hereby notified that North Lincpark, Ltd. ("SELLER"), as owner of the Property and the current owner of the landlord's interest in the Lease, has sold the Property to ________________________________, _________________________
("NEW OWNER"), as of the date set forth in the letter to which this Tenant Notice is attached, and in connection with such sale, Seller has assigned and transferred its interest in the Lease and any and all security deposits thereunder or relating thereto to New Owner, and New Owner has assumed and agreed to perform all of the landlord's obligations under the Lease (including any obligations set forth in the Lease to repay or account for any security deposits thereunder from and after such date). Accordingly, (a) all your obligations under the Lease from and after the date of this Tenant Notice, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of landlord under the Lease, including any obligations to repay or account for any security deposits thereunder, shall be the binding obligation of New Owner and its successors and assigns. The amount of the security deposit received by New Owner and being held by New Owner with respect to the Lease is $_______________.

                                 EXHIBIT 9.2.11
                           FORM OF KPMG AUDIT LETTER

________ ______, 2004

KPMG LLP
KPMG PLAZA
303 EAST WACKER DRIVE
Chicago, IL 60601

Ladies and Gentlemen:

We, the undersigned, the general partner of the owner and Seller (herein so called) of Lincoln Park Shopping Center, Dallas, Texas (the "Property") are confirming our understanding that your audit of the Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") generated by you using information provided by Seller for the calendar year ended December, 2003, during our period of ownership will be made for the purpose of expressing an opinion by you to your client, ____________________________ ("Buyer"), as to whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the CASH OR ACCRUAL basis of accounting. In connection with your audit, we confirm, to our actual knowledge without additional investigation or inquiry, the following representations are made as to the audit:

1.   We will make available to you:

a) All financial records and related data for the Property reasonably requested by you in our possession.

2.   There have been no:

a) Instances of fraud involving any member of management or employees who have significant roles in internal control, nor are we aware of instances of fraud by others.

b) Communications from regulatory agencies concerning non-compliance with, or deficiencies in, financial reporting practices received by the undersigned that could reasonably be expected to have a material effect on the information provided by the undersigned to create the Historical Summary.

c) Violations or possible violations of laws or regulations for which we have received actual notices, the effects of which should be considered for disclosure in the Historical Summary or as a basis for recording the loss contingency, nor are we aware of any violations of laws or regulations that to our actual knowledge would have an adverse impact upon the materials delivered to you.

d) Nor are we aware of any entries in the minutes of any applicable board or summary of recent meetings for which minutes have not yet been prepared which conflict with the financial records provided or the statements made herein.

3.   There are no:

a) Material transactions that have not been properly recorded in the accounting records provided by Seller used to create the Historical Summary.

b) Events that have occurred subsequent to the balance sheet date and through the date of this letter that would require adjustments to or disclosure to the Buyer for inclusion in the Historical Summary.

c) Uninsured claims, asserted claims, material liabilities or loss contingencies that we believe should have been recorded in the financial statements that have not been recorded.

4. We have received no notices indicating that the Property has failed to comply with all aspects of the contractual agreements that would have a material effect on the operation of the Property in the event of noncompliance.

5. We have provided information to Buyer that includes all income from operating leases.

6. Terms such as "to our knowledge," "to the best of our knowledge," "to our actual knowledge" or like phrases mean the actual present and conscious awareness or knowledge of Matt Turner ("Seller's Representative"), without any duty of inquiry or investigation; provided that so qualifying Seller's knowledge shall in no event give rise to any personal liability on the part of Seller's Representative, or any of them, or any other officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry.

                           - Continued on Next Page -

Further, we confirm that to our knowledge the financial records do not fail to disclose any material factors for the Historical Summary.

                                        Very Truly Yours,

                                        LPC PARK LIMITED PARTNERSHIP,
                                        a Texas limited partnership

                                        By:  Lincoln Property Company
                                             No. 2521, Ltd, a Texas limited
                                             partnership, General Partner

                                             By:  NP  Retail - GP, Inc.,
                                                  a Texas  corporation,
                                                  Managing General Partner


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                   EXHIBIT 9.3
                                ERISA CERTIFICATE


________________, 2004


North Lincpark, Ltd.
3300 Lincoln Plaza
500 North Akard
Dallas, Texas 75201

     Re:  Lincoln Park Shopping Center

Ladies and Gentlemen:

     The undersigned hereby represents to you that ____________________________ __________________, a _______________________________________, is a "real estate operating company" within the meaning of Department of Labor Regulation Section 2510.3-101 and as described in Section 2510.3-101(e) thereof.

                                Very truly yours,

                                  EXHIBIT 11.22
                 MANAGEMENT AND LEASING AGREEMENT BUSINESS TERMS


Term: One (1) year